Exhibit 99.3

ZAIS Group Completes Business Combination with HF2 Financial Management; Company Renamed ZAIS Group Holdings, Inc.

RED BANK, N.J., March 17, 2015 /PRNewswire/ -- ZAIS Group Holdings, Inc. (NASDAQ: ZAIS) announced the closing of its business combination between ZAIS Group Parent, LLC and HF2 Financial Management Inc. ("HF2"), now renamed ZAIS Group Holdings, Inc. (the "Company").  At the closing, cash of $78.2 million was contributed by HF2, all of which will be deployed by the Company's investment management company, ZAIS Group, LLC, ("ZAIS Group") to fund several new and existing strategic initiatives and for working capital purposes.

Christian Zugel, who founded ZAIS Group in 1997, was named Chairman of the Board and Chief Investment Officer, and Michael Szymanski was named President and Chief Executive Officer of the Company. The senior management team of ZAIS Group will serve as the senior management of the Company.  Messrs. Zugel and Szymanski will also join a five-member Board of Directors, which includes Paul Guenther, formerly president of PaineWebber Group, Inc.; Bruce Cameron, President and Chief Executive Officer of Berkshire Capital Securities, LLC; and James Zinn, formerly a director at ZAIS Financial Corp. (NYSE: ZFC), a real estate investment trust externally managed and advised by a subsidiary of ZAIS Group.

Mr. Zugel commented: "We are pleased to announce this transaction is now complete.  With the capital delivered to us, we will be able to accelerate several strategic growth initiatives and continue to capitalize on the unique opportunities in today's structured credit markets for the benefit of our clients and stockholders. As a public company, we will have greater transparency and our investors and shareholders will be able to gain enhanced insight into our business and the value we can create within our core investment strategies."

About ZAIS Group Holdings, Inc.:

ZAIS Group Holdings, Inc. (NASDAQ: ZAIS) controls ZAIS Group, LLC, an investment management company focusing on investments in specialized credit strategies with approximately $4.1 billion of assets under management as of December 31, 2014. Based in Red Bank, New Jersey, with operations in London and Shanghai, the Company employs over 120 professionals across investment management, client relations, information technology, analytics, law, compliance, risk management and operations. To learn more, visit www.zaisgroupholdings.com.

Forward Looking Statements:

The Company makes forward-looking statements in this press release and other filings it makes with the Securities and Exchange Commission ("SEC''), within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are intended to be covered by the safe harbor provided in these provisions. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forwardlooking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. When the Company uses the words "anticipate," "believe," "could," "estimate, " "expect, " "intend, " "may," "plan," "potential," "should" and ''would'' or the negative of these terms or other similar expressions, the Company intends to identify forwardlooking statements.

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  In addition to factors previously disclosed in the Company's filings with the SEC, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance: (1) the inability of the Company to realize the benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its management and key employees; (2) the outcome of any legal proceedings that may be instituted against the Company or others following completion of the business combination; (3) the inability to meet Nasdaq's listing standards and to continue to be listed on the NASDAQ Stock Market; (4) the risk that the business combination disrupts current plans and operations of the Company; (5) costs related to the business combination; (6) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (7) the relative and absolute investment performance of advised or sponsored investment products; (8) the impact of capital improvement projects; (9) the impact of future acquisitions or divestitures; (10) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (11) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to the Company; (12) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and the Company; (13) the ability to attract and retain highly talented professionals; and (14) the impact of changes to tax legislation and, generally, the tax position of the Company.

Forward-looking statements speak only as of the date they are made, and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

SOURCE ZAIS Group Holdings, Inc.